UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Whitestone REIT (“Whitestone”)

(Name of Registrant as Specified in its Charter)

KBS SOR Properties LLC (“SOR Properties”)

KBS SOR (BVI) Holdings, Ltd. (“SOR BVI”)

KBS Strategic Opportunity Limited Partnership (“SOR OP”);

KBS Strategic Opportunity REIT, Inc. (“SOR REIT”);

KBS Capital Advisors LLC (the “Advisor”);

Keith D. Hall

Peter McMillan III

Kenneth H. Fearn

Susan L. Harris

David E. Snyder

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On January 4, 2018, SOR REIT retained Morrow Soldali LLC to assist in the solicitation of shareholders of Whitestone REIT in connection with the 2018 annual meeting of Whitestone REIT and any postponements or adjournments thereof.

Contact: Tom Ball or Mike Verrechia at 800-662-5200 or at KBS@morrowsodali.com

Additional Information and Where to Find It

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS (DEFINED BELOW)

FROM THE STOCKHOLDERS OF WHITESTONE REIT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF WHITESTONE REIT AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN WHITESTONE REIT OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON SHARES OF WHITESTONE REIT AS DISCLOSED BELOW.

Participants in the Solicitation

The participants in the solicitation of proxies (the “Participants”) from stockholders of Whitestone REIT (the “Company”) include the following: SOR Properties, SOR BVI, SOR OP, SOR REIT, Advisor, (the “SOR Entities”), Keith D. Hall, Peter McMillan III, Kenneth H. Fearn, Susan L. Harris and David E. Snyder.

SOR Properties is wholly owned by SOR BVI. Keith D. Hall and Peter McMillan III are executive officers and directors of SOR BVI. Susan Harris is a director of SOR BVI. SOR BVI is wholly owned by SOR OP. SOR REIT is the general partner of SOR OP. Keith D. Hall and Peter McMillan III are executive officers and directors of SOR REIT.

SOR Properties is the direct beneficial owner of 3,603,189 common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), of Whitestone representing approximately 9.36% of the Company’s outstanding Shares (based on the number of Common Shares of Whitestone outstanding as reported in Whitestone’s Quarterly Report on Form 10-Q filed on November 3, 2017 filed with the Securities and Exchange Commission for the period ended September 30, 2017). The other SOR Entities, Keith D. Hall and Peter McMillan III, by virtue of their relationships with SOR Properties, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Act”) the Common Shares which SOR Properties directly beneficially owns, and each of the other SOR Entities, Keith D. Hall and Peter McMillan III disclaim beneficial ownership for all other purposes. Kenneth H. Fearn, Susan L. Harris and David E. Snyder do not beneficially own any Common Shares, and they will not receive any special compensation in connection with the solicitation of proxies from stockholders of the Company.

SOR Properties is a Delaware limited liability company, SOR BVI is a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004, SOR OP is a Delaware limited partnership, SOR REIT is a Maryland corporation and the Advisor is a Delaware limited liability company. Keith D. Hall, Peter McMillan III, Kenneth H. Fearn, Susan L. Harris and David E. Snyder are citizens of the United States.